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As filed with the Securities and Exchange Commission on July 26, 2001.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2683643
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
3120 Scott Boulevard, Santa Clara, CA	95054
Address of Principal Executive Offices)	(Zip Code)

DSP GROUP, INC.
1998 Non-Officer Employee Stock Option Plan
(Full Title of the Plan)

Eliyahu Ayalon
Chairman of the Board and Chief Executive Officer
DSP Group, Inc.
3120 Scott Boulevard
Santa Clara, CA 95054
(Name and Address of Agent For Service)

408/986-4300
(Telephone Number, Including Area Code, of Agent For Service)

With a copy to:
Bruce Alan Mann, Esq.
Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105

Calculation of Registration Fee

Title of Securities to be Registered	Number of shares to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	1,000,000	$21.025*	$21,025,000	$5,256.25

*
Calculated solely for the purpose of calculating the registration fee for this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low price per share of DSP Group, Inc.'s Common Stock on the Nasdaq National Market on July 18, 2001.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is filed to register 1,000,000 additional shares of the Common Stock, par value $.001 per share, of DSP Group, Inc. (the "Company") reserved for issuance under the terms of the DSP Group, Inc. 1998 Non-Officer Employee Stock Option Plan, as amended. These shares are securities of the same class as those registered under the following currently effective Registration Statements on Form S-8: the Registration Statement on Form S-8 filed by the Company on December 18, 1998 (File No. 333-69289), the Registration Statement on Form S-8 filed by the Company on April 25, 2000 (File No. 333-35568), and Registration Statement on Form S-8 filed by the Company on December 18, 2000 (File No. 333-52104), which are incorporated by reference herein.

Item 8. Exhibits.

Exh. No.	Description
4.1	DSP Group, Inc. 1998 Non-Officer Employee Stock Option Plan and form of award agreement used therewith.
5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.
23.1	Consent of Kost, Forer & Gabbay, a member of Ernst & Young International, Independent Auditors.
23.2	Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

II–1

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on July 18, 2001.

DSP GROUP, INC.

By:	/s/ ELIYAHU AYALON Eliyahu Ayalon Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

    Each person whose signature appears below constitutes and appoints Eliyahu Ayalon and Moshe Zelnik, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

    Further, pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ ELIYAHU AYALON Eliyahu Ayalon	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 18, 2001
/s/ MOSHE ZELNIK Moshe Zelnik	Vice President of Finance, Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	July 18, 2001
/s/ ZVI LIMON Zvi Limon	Director	July 18, 2001
/s/ YAIR SHAMIR Yair Shamir	Director	July 18, 2001
/s/ SAUL SHANI Saul Shani	Director	July 18, 2001
/s/ LOUIS SILVER Louis Silver	Director	July 18, 2001
/s/ PATRICK TANGUY Patrick Tanguy	Director	July 18, 2001

II–2

EXHIBIT INDEX

Exhibit Number	Description
4.1	DSP Group, Inc. 1998 Non-Officer Employee Stock Option Plan and form of award agreement used therewith.
5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.
23.1	Consent of Kost, Forer & Gabbay, a member of Ernst & Young International, Independent Auditors.
23.2	Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

II–3

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Part II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY AND ADDITIONAL SIGNATURES
EXHIBIT INDEX